CONTACTS

From: Anthony J. DeFazio	For: Brian D. Jones, CFO & Treasurer
DeFazio Communications, LLC	American Realty Capital Trust, Inc.
tony@defaziocommunications.com	bjones@arctreit.com
Ph: (484-532-7783)	Ph: (646-937-6900)

FOR IMMEDIATE RELEASE

American Realty Capital Trust Announces Dates of Second Quarter 2012 Financial Results Release and Conference Call

New York, New York, July 6, 2012 – American Realty Capital Trust, Inc. (NASDAQ: ARCT) (“ARCT” or the “Company”) announced today that it plans to issue its second quarter financial results on Tuesday, July 31, 2012 and host its second quarter conference call and webcast on Wednesday, August 1, 2012 at 11:00 a.m. Eastern Time. William M. Kahane, Chief Executive Officer, and Brian D. Jones, Chief Financial Officer, will conduct the call.

Live Conference Call and Webcast Details*

Domestic Dial-In: 1-877-883-0383

International Dial-In: 1-412-902-6506

Canada Dial-In: 1-877-885-0477

Conference ID: 9905547

Webcast: www.arctreit.com/q2earningscall

*Participants should dial in 10-15 minutes early.

Replay Conference Call Details
Domestic Dial-In Number: 1-877-344-7529

International Dial-In Number: 1-412-317-0088

Conference ID: 10016072

Dates Available: August 1, 2012 (one hour after the end of the conference call) to September 4, 2012 at 9:00 AM ET

Important Notice

American Realty Capital Trust, Inc., a publicly traded Maryland corporation listed on The NASDAQ Global Select Market, is a leading self-administered real estate company that owns and acquires single tenant free standing commercial real estate properties that are primarily net leased on a long-term basis to investment grade credit rated and other creditworthy tenants.

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve risks and uncertainties that could cause the outcome to be materially different.

Additional information about the Company can be found on the Company’s website at www.arctreit.com.